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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 14, 2006

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                        BRAVO! FOODS INTERNATIONAL CORP.
               (Exact Name of Registrant as Specified in Charter)

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          DELAWARE                       0-25039                 62-1681831
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                     Identification No.)

                 11300 US Highway 1, Suite 202
              North Palm Beach, Florida 33408 USA
            (Address of Principal Executive Offices)

                                 (561) 625-1411
              (Registrant's telephone number, including area code)

          (Former Name or Former address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 4.02 Non-reliance On Previously Issued Financial Statements, Related
          Audit Reports and Completed Interim Reviews

(a) The Company's Audit Committee, in conjunction with the Company's Chief Executive Officer and Chief Accounting Officer, has concluded that the Company's financial statements for the years ended December 31, 2001 thorough 2005, as well as interim quarterly reports for the quarterly periods ended March 31, 2002 through March 31, 2006, should no longer be relied upon because of certain errors in such financial statements as discussed below.

      (1) On May 15, 2006, the Company filed its Form 10-QSB for the quarterly period ended March 31, 2006, which report contained a disclosure of the likelihood of the Company's restatement of certain of its previously filed financial statements. The Company noted that "it is likely that we will restate our financial statements for the years ending December 31, 2005 and December 31, 2004. In addition, it is likely that we will restate our interim financial statements for the quarterly periods reported in 2005 and 2004." In July 2006, the Company determined that restatements were necessary, and on July 10, 2006, the Company submitted a draft of proposed changes to its financial statements for the years ending December 31, 2005 and December 31, 2004 and interim periods, to the Securities and Exchange Commission for review. On August 1, 2006, the Company filed its formal response to the Commission's last comment letter and acknowledged the necessity of the proposed restatements. On or about August 11, 2006, the Company determined that reclassification of its convertible preferred financings was necessary.

      (2) In December 2005, the Company began to examine whether it needed to reclassify its convertible preferred and convertible debt financing, and subsequently began an examination of such proposed reclassification during the first fiscal quarter of 2006. The Company initiated this examination as a result of a review by the Securities and Exchange Commission of its Form 10-KSB for the fiscal year ended December 31, 2004 and its pending SB-2 registration statement, which the Company filed with the SEC earlier in December 2005. That examination included the accounting methodology utilized to report the value of embedded derivatives associated with certain of its past financings, including the balance sheet reclassification and valuation of warrants associated with such financing instruments. The Company also examined its accounting for the amortization of discounts, the impact of certain modifications to warrants and the beneficial conversion features associated with its various financing instruments.

      The Company reported in its Form 10-QSB for the quarterly period ended March 31, 2006, that it had undertaken an examination of the classification and accounting methodology for its convertible preferred and convertible debt financings. At that time, the Company reported on the likelihood that restatements of prior financial positions would be necessary in light of its examination.

      The Company has determined that it was necessary to restate its financial results for fiscal years ended December 31, 2005, 2004, 2003, 2002 and 2001 to reflect accounting adjustments for

      * identification of embedded derivatives in certain convertible notes which required bifurcation;

      * identification of embedded derivatives in certain preferred stock which required bifurcation;

      * balance sheet reclassification of outstanding warrants and non-employee options from equity to derivative liabilities as a result of "tainting" from a variable conversion feature in November 2003
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        convertible notes and the associated recognition of fair value changes during the time the instruments are required to be reclassified as derivative liabilities; and

      * correction of initial valuation of free-standing warrants, and for the subsequent modification of warrants.

      The Company is currently evaluating several valuation methods, based upon discussions of the foregoing with the Commission.

      In addition to the above adjustments, in connection with its examination of prior periods, the Company also determined the need to reflect accounting adjustments for the following:

      * correction of fair value calculations of employee stock options, the method of recognition for compensation expense and modifications made to certain employees options;

      * reclassification of shipping and handling costs;

      * reporting of accrued interest on a promissory note from the Company to International Paper; and

      * accounting treatment of product development costs.

Adjustments for these items were reflected in the Form 10-QSB filed by the Company for the quarterly period ended March 31, 2006.

      (3) The Company's Audit Committee, as well as Company's authorized officers, has discussed with the Company's independent accountant the matters disclosed in this filing.

(b) Not applicable.

(c) Not applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2006                  Bravo! Foods International Corp.

                                       By: /s/ Roy D. Toulan, Jr.
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                                           Roy D. Toulan, Jr.,
                                           Vice President, General Counsel